Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses incurred by The Savannah Bancorp, Inc. (the “Company”) in connection with its issuance and sale of 1,263,157 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) (including 164,759 shares of Common Stock issued and sold pursuant to the underwriter’s overallotment option) are set forth in the following table:

SEC Registration Fee*	$669.60
Reimbursement of Underwriter Expenses	$75,000.00
Legal Fees and Expenses	$100,000.00
Accounting Fees and Expenses	$30,000.00
Other	$10,000.00
Total	$215,669.60

*
On November 19, 2009, the Company filed with the Securities and Exchange Commission a Shelf Registration Statement (the “Registration Statement”) on Form S-3 for the registration of an indeterminate amount of various securities, including, without limitation, shares of Common Stock.  In accordance with Rule 457(o) under the Securities Act of 1933, as amended, and General Instruction II.D. of Form S-3, the Company paid a registration fee of $669.60 covering the issuance and sale of the Common Stock at the time of the filing of the Registration Statement.